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                                                                     EXHIBIT 5.1

June 21, 1999


EEX Corporation
2500 CityWest Blvd.
Suite 1400
Houston, Texas 77042

Attention: T. M Hamilton


     As Corporate Attorney of EEX Corporation (the "Company"), I have acted as counsel in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 2,500,000 shares of the Company's Common Stock, Par Value $0.01, with the Right to Purchase $200 Series A Junior Participating Preferred Stock, No Par Value, Attached (the "Shares") to be offered upon the terms and subject to the conditions set forth in the Company's Amended and Restated 1998 Stock Incentive Plan (the "Plan").

     I have examined the Plan and such other documents as I have deemed necessary to enable me to render this opinion.

     Based upon the foregoing, I am of the opinion that the Shares have been duly authorized, and, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to the filing of this opinion as an exhibit and to the use of my name in the Registration Statement on Form S-8.


                                                   Very truly yours,

                                                   /s/ C. B. McDaniel

                                                   C. B. McDaniel